Exhibit 99.1

Aspen Technology Announces Financial Results for Second-Quarter 2006

Strong top line performance drives highest operating profit and margin since Fiscal 1998

CAMBRIDGE, Mass. – February 7, 2006 – Aspen Technology, Inc. (Nasdaq: AZPN), a leading provider of software and services to the process industries, today announced its financial results for its fiscal 2006 second quarter, ended December 31, 2005.

For the quarter ended December 31, 2005, AspenTech reported total revenue of $76.4 million, an increase of 7% from the prior year period.  Strong top line results were driven by license revenue of $41.7 million, an increase of 13% from the prior year period.  Services revenue was $34.7 million, a 1% decrease from the $34.9 million in the prior year.  Excluding services revenue of $1.0 million from the operator training business that was sold in December 2004, services revenue would have been $33.9 million on a non-GAAP basis in the prior year period, yielding an increase of 2% on a year-over-year basis.

Mark Fusco, President and CEO of AspenTech, stated, “In 2005, AspenTech delivered on each of the strategic objectives presented when I took over as CEO.  These accomplishments were the result of the hard work of our employees and the loyalty of our blue chip customer base.”  Fusco added, “After re-aligning our cost and organizational structure, we successfully returned the Company to top-line growth in all parts of our business, including our best performance to date with our aspenONE ™ solutions suite.  Our end markets remain strong, and our unique suite of integrated aspenONE solutions, industry leading domain expertise and solid financial base position us well to capitalize on the growing demand in our core vertical markets to optimize plant operations.”

For the quarter ended December 31, 2005, AspenTech’s income from operations and net income applicable to common shareholders, determined in accordance with generally accepted accounting principles (GAAP), were $8.9 million and $4.3 million, respectively.  This represents an increase from a GAAP loss from operations of ($4.7) million and net loss applicable to common shareholders of ($6.7) million in the same period last year. GAAP net income per share applicable to common shareholders on a diluted basis was $0.08 for the quarter ended December 31, 2005, compared with a net loss per share applicable to common shareholders of ($0.16) in the same period last year.

For the quarter ended December 31, 2005, pro forma income from operations, which excludes items covered in the attached non-GAAP reconciliation table, was $13.3 million or an operating margin of 17%.  For the quarter ended December 31, 2005, pro forma net income came in at $12.5 million, the highest level since the Company went public in the fiscal year 1995, leading to pro forma earnings per share of $0.14, an increase of 250% compared to the prior year period.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Charles Kane, CFO of AspenTech, stated, “The December quarter was evidence of the operating leverage potential in AspenTech’s business model. For the first time, we saw the benefit of our streamlined cost structure combined with a strong top line performance.”  Kane added, “At the mid-point of the fiscal year, we are pleased with the operating and financial performance of the business, with all key operating metrics improving on a year-over-year basis, and continued strengthening of our balance sheet and cash flow.”

Conference Call and Webcast

AspenTech will host a conference call and webcast today, February 7, 2006, at 4:45 pm (EST) to discuss the Company’s financial results, business outlook, and related corporate and financial matters. The live dial in number is: 1-877-239-3024, conference ID code: 4298806. Interested parties may also listen to a live webcast of the call by logging on to AspenTech’s website: http://www.aspentech.com and clicking on the “webcast” link under the Investor Relations section of the site. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at: 1-800-642-1687 or 1-706-645-9291, conference ID code 4298806, for four days, beginning at 6:00 pm EST on February 7, 2006.

Non-GAAP Results

AspenTech reports non-GAAP financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company’s ongoing operations.  These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”).  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.  A reconciliation of non-GAAP financial results, to GAAP financial results, is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology, Inc. provides industry-leading software and professional services that help process companies improve efficiency and profitability by enabling them to model, manage and control their operations. AspenTech’s integrated aspenONE ™ solutions are aligned with the key industry business processes, providing manufacturers the capabilities they need to optimize operational performance, make real-time decisions and synchronize the plant and supply chain. Over 1,500 leading companies already rely on AspenTech’s software, including Bayer, BASF, BP, Chevron Corporation, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Sanofi-Aventis, Shell and Total. For more information, visit www.aspentech.com.

The third paragraph of this press release includes certain “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weaknesses in its internal controls with respect to software license revenue recognition and other matters, that, if not remedied effectively, could result in material misstatements; risks around securities litigation and investigations; AspenTech’s lengthy sales cycle makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; the possibility of new accounting standards or the interpretation of existing accounting standards affecting our financial results; AspenTech’s ability to raise additional capital as required; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; challenges associated with international operations; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity performance or achievements.  AspenTech expressly disclaims any current intention to update forward=looking statements after the date of this press release.

— tables follow —

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AspenTech, aspenONE, and the aspen leaf logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contact

MEDIA CONTACT:

Robin Swanger

Aspen Technology, Inc.

(281) 504-3256

robin.swanger@aspentech.com

INVESTOR CONTACT:

Kori Doherty

Integrated Corporate Relations

(617) 217-2084

kdoherty@icrinc.com

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	(Unaudited)
REVENUES:
Software licenses	$41,690	$36,732	$66,007	$62,005
Service and other	34,701	34,893	70,437	72,890
Total revenues	76,391	71,625	136,444	134,895

COST OF REVENUES:
Cost of software licenses	4,244	4,731	8,026	8,672
Cost of service and other	17,859	21,913	35,103	44,021
Amortization of technology related intangible assets	1,773	1,778	3,555	3,552
Total cost of revenues	23,876	28,422	46,684	56,245

Gross profit	52,515	43,203	89,760	78,650

OPERATING COSTS:
Selling and marketing	20,624	23,401	39,271	45,776
Research and development	11,771	11,574	21,905	23,757
General and administrative (includes litigation costs, fees associated with the audit committee review and one-time contract termination costs of $0, $4,460, $1,900 and $7,925 for the three months ended December 31, 2005 and 2004 and six months ended December 31, 2005 and 2004, respectively) (1)	9,884	12,694	20,069	23,121
Restructuring charges	995	219	3,194	21,727
Loss (gain) on sales and disposals of assets	316	5	377	(357)
Total operating costs	43,590	47,893	84,816	114,024

Income (loss) from operations	8,925	(4,690)	4,944	(35,374)

Other income (expense), net	1,055	351	392	(42)
Interest income, net	244	657	395	1,311

Income (loss) before income tax benefit (provision)	10,224	(3,682)	5,731	(34,105)

Income tax benefit (provision)	(2,080)	573	(2,720)	913

Net income (loss)	8,144	(3,109)	3,011	(33,192)

Accretion of preferred stock discount and dividend	(3,843)	(3,589)	(7,621)	(7,117)

Net income (loss) applicable to common shareholders	$4,301	$(6,698)	$(4,610)	$(40,309)

EARNINGS PER SHARE:
Net income (loss) per share applicable to common shareholders - Basic	$0.10	$(0.16)	$(0.11)	$(0.96)
Net income (loss) per share applicable to common shareholders - Diluted	$0.08	$(0.16)	$(0.11)	$(0.96)

Weighted average shares outstanding - Basic	43,743	42,153	43,491	41,974
Weighted average shares outstanding - Diluted	52,765	42,153	43,491	41,974

PRO FORMA (NON-GAAP) EARNINGS PER SHARE:

Pro forma (non-GAAP) net income (loss) excludes Accretion of preferred stock discount and dividend, Amortization of technology related intangible assets, Stock-based compensation costs, Litigation costs, Fees associated with the audit committee review, one-time contract termination costs, Restructuring charges, reversal of a sales tax reserve accrual, and gain on sale of the AXSYS product line. Pro forma (non-GAAP) weighted average shares outstanding assumes the conversion of the Series D preferred stock to common stock.

Net income (loss)	$12,483	$3,348	$13,972	$(322)
Diluted net income (loss) per share	$0.14	$0.04	$0.16	$(0.00)
Weighted average shares outstanding - diluted	89,102	86,651	88,126	73,589

(1) These parenthetical references will not be presented in our Form 10-Q.

Supplemental information -

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	(Unaudited)

Stock-based compensation costs included in the Statements of Operations

Effective July 1, 2005, AspenTech adopted SFAS 123R, “Share-Based Payment,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and six months ended December 31, 2005, stock-based compensation was accounted for under SFAS 123R while for the three and six months ended December 31, 2004, stock-based compensation was accounted for under APB 25, “Accounting for Stock Issued to Employees,” as permitted by SFAS 123. The amounts in the attached Statements of Operations include stock-based compensation as follows:

Cost of service and other	$302	$—	$532	$—
Selling and marketing	550	—	958	—
Research and development	274	—	436	—
General and administrative	805	—	1,446	—

Total stock-based compensation	$1,931	$—	$3,372	$—

Reconciliation of total expenses to pro forma (non-GAAP) total expenses

Total expenses (cost of revenues and operating costs)	$67,466	$76,315	$131,500	$170,269

Amortization of technology related intangible assets	(1,773)	(1,778)	(3,555)	(3,552)
Stock-based compensation	(1,931)	—	(3,372)	—
Restructuring charges	(995)	(219)	(3,194)	(21,727)
Sales-tax reserve accrual, included in Selling and Marketing costs	360	—	1,060	—
Litigation costs, included in General and Administrative costs	—	(300)	(1,900)	(3,765)
Fees associated with the audit committee review, included in General and
Administrative costs	—	(3,089)	—	(3,089)
One-time contract termination cost, included in General and Administrative costs	—	(1,071)	—	(1,071)
Gain on sale of AXSYS product line, included in loss (gain) on sales and disposals of assets	—	—	—	334

Pro forma (non-GAAP) total expenses (cost of revenues and operating costs)	$63,127	$69,858	$120,539	$137,399

Reconciliation of Income (loss) from operations to pro forma (non-GAAP) Income from operations

Income (loss) from operations	$8,925	$(4,690)	$4,944	$(35,374)
Adjustments to income (loss) from operations
Net effect of adjustments to cost of revenues and operating costs	4,339	6,457	10,961	32,870

Pro forma (non-GAAP) Income from operations	$13,264	$1,767	$15,905	$(2,504)

Reconciliation of Net income (loss) to pro forma (non-GAAP) Net income (loss)

Net income (loss) applicable to common shareholders	$4,301	$(6,698)	$(4,610)	$(40,309)
Adjustments to net income (loss) applicable to common shareholders
Net effect of adjustments to cost of revenues and operating costs	4,339	6,457	10,961	32,870
Preferred stock discount and dividend accretion	3,843	3,589	7,621	7,117

Pro forma (non-GAAP) net income (loss)	$12,483	$3,348	$13,972	$(322)

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,	June 30,
	2005	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,458	$68,149
Accounts receivable, net	44,615	52,254
Unbilled services	9,533	9,826
Current portion of long-term installments receivable, net	10,632	5,355
Deferred tax asset	702	692
Prepaid expenses and other current assets	9,115	11,483

Total current assets	132,055	147,759

Long-term installments receivable, net	28,746	19,425
Retained interest in sold receivables	17,145	16,667
Equipment and leasehold improvements, net	9,293	11,388
Computer software development costs, net	15,919	17,411
Intangible assets, net	23,251	26,852
Purchased intellectual property, net	447	730
Deferred tax asset	1,293	1,354
Other assets	2,536	2,656

Total assets	$230,685	$244,242

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$502	$1,042
Accounts payable and accrued expenses	65,936	84,407
Unearned revenue	30,322	23,480
Deferred revenue	27,213	34,854
Total current liabilities	123,973	143,783

Long-term debt, less current maturities	234	338
Deferred revenue, less current portion	1,156	2,093
Deferred tax liability	2,780	2,760
Other liabilities	22,237	23,143

Redeemable preferred stock	128,831	121,210

Total stockholders’ equity (deficit)	(48,526)	(49,085)

Total liabilities and stockholders’ equity (deficit)	$230,685	$244,242